DISCOVERY, INC. REPORTS SECOND-QUARTER 2021 RESULTS

New York, NY – August 3, 2021: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the quarter ended June 30, 2021.

David Zaslav, President and Chief Executive Officer of Discovery said, "Discovery delivered very strong results this quarter as we executed well amidst a recovering global advertising market. Advertising revenue increased in every region of the globe and accelerated throughout the quarter, particularly in our International segment as revenue increased 70%. Indeed, many key markets such as the UK, Italy, Germany, as well as a number of Latam and APAC markets, all demonstrated a marked resurgence and finished ahead of 2019. We continued to steadily execute in our emerging next generation businesses, with 17 million paying direct-to-consumer subscribers at the end of the quarter, and 18 million as of today. This contributed to 130% revenue growth in the second quarter. Our first Summer Olympic Games have thus far been a success, supporting healthy viewing and subscriptions across both our linear and streaming platforms, and underscores the importance of our commitment and investment in marquee IP. We continue to fire on all cylinders, and I am very pleased with our momentum as we work to complete our transformational WarnerMedia transaction."

Second-Quarter 2021 Financial Highlights
•Total revenues of $3,062 million increased 21% compared to the prior year quarter, or 18% ex-FX.(1)
–U.S. advertising revenues increased 12% and distribution revenues increased 12%; and
–International advertising revenues increased 88%, or 70% ex-FX, and distribution revenues increased 11%, or 6% ex-FX.
•Net income available to Discovery, Inc. was $672 million and diluted earnings per share was $1.01.
•Total Adjusted OIBDA(2) was $1,117 million.
•Cash provided by operating activities was $834 million and free cash flow(3) was $757 million.

	Three Months Ended June 30,				Six Months Ended June 30,
Dollars in millions, except per share amounts	2021	2020	% Change	Ex-FX(1)	2021	2020	% Change	Ex-FX(1)
Total revenue	$3,062	$2,541	21%	18%	$5,854	$5,224	12%	10%
Net income available to Discovery, Inc.	$672	$271	NM		$812	$648	25%
U.S. Networks Adjusted OIBDA	1,050	1,062	(1)%		1,873	2,078	(10)%
International Networks Adjusted OIBDA	215	193	11%	11%	366	400	(9)%	(5)%
Total Adjusted OIBDA(4)	$1,117	$1,127	(1)%	(1)%	$1,954	$2,240	(13)%	(12)%
Diluted earnings per share	$1.01	$0.40	NM		$1.22	$0.95	28%
Cash provided by operating activities	$834	$991	(16)%		$1,103	$1,326	(17)%
Free cash flow	$757	$879	(14)%		$936	$1,109	(16)%
NM: Not Meaningful

Operational Highlights
•Ended Q2 with 17 million Direct-to-Consumer Subscribers.(5)
•Generated nearly $400 million of Next Generation Revenues, growth of 130% versus the prior year quarter.(5)
•Completed a successful 2021-2022 U.S. advertising upfront, delivering the largest revenue upfront in the Company's history, including more than doubling the revenue of Discovery Premiere, our cross-network, cross-platform advertising package, and Discovery Engage, our advanced advertising solution.
•The international linear portfolio delivered its second highest Q2 ever for viewing audiences, behind Q2 2020, which was helped by record PUT levels.(6)

•For Q2, Discovery was the #1 most-watched pay-TV portfolio in the U.S. among key demographics(7) and the #1 portfolio in all of television for average time spent viewing among women aged 25-54.(8) Additionally, HGTV and ID were the #1 and #2 cable networks respectively among women aged 25-54 in Total Day during Q2.(9)

Segment Results
U.S. Networks

	Three Months Ended June 30,			Six Months Ended June 30,
Dollars in millions	2021	2020	% Change	2021	2020	% Change
Advertising	$1,119	$997	12%	$2,099	$2,023	4%
Distribution	828	739	12%	1,624	1,447	12%
Other	26	20	30%	56	42	33%
Total revenues	$1,973	$1,756	12%	$3,779	$3,512	8%
Costs of revenues, excluding depreciation & amortization	452	442	2%	880	889	(1)%
Selling, general & administrative(10)	471	252	87%	1,026	545	88%
Adjusted OIBDA	$1,050	$1,062	(1)%	$1,873	$2,078	(10)%

Second-Quarter 2021
•Total U.S. Networks revenues increased 12% to $1,973 million compared to the prior year quarter.
–Advertising revenue increased 12% primarily due to higher pricing, the continued monetization of content offerings on our next generation platforms, and higher inventory, partially offset by lower ratings and to a lesser extent, secular declines in the pay-TV ecosystem.
–Distribution revenue increased 12% primarily driven by the launch of discovery+ in January 2021 and increases in contractual affiliate rates, partially offset by a decline in linear subscribers and certain non-recurring items recognized in the prior year quarter. Excluding the non-recurring items, distribution revenue increased 18%.
–As of June 30, 2021, subscribers to our fully distributed linear networks were 3% lower than the prior year. Total linear portfolio subscribers were 7% lower, or 3% lower excluding the impact from the sale of our Great American Country linear network, than as of June 30, 2020.

•Total operating expenses increased 33% to $923 million compared to the prior year quarter.
–Costs of revenues increased 2% primarily due to our content investment in discovery+ and a non-recurring, non-cash item in the second quarter of 2020, partially offset by more efficient content spend on our linear networks.
–SG&A expenses increased 87% primarily due to higher marketing-related expenses to support the launch and growth of discovery+.

•Adjusted OIBDA decreased 1% to $1,050 million.

International Networks

	Three Months Ended June 30,				Six Months Ended June 30,
Dollars in millions	2021	2020	% Change	Ex-FX	2021	2020	% Change	Ex-FX
Advertising	$518	$276	88%	70%	$953	$652	46%	35%
Distribution	540	486	11%	6%	1,054	1,001	5%	2%
Other	35	21	67%	64%	73	53	38%	34%
Total revenues	$1,093	$783	40%	31%	$2,080	$1,706	22%	16%
Costs of revenues, excluding depreciation & amortization	603	365	65%	51%	1,146	835	37%	27%
Selling, general & administrative(10)	275	225	22%	14%	568	471	21%	13%
Adjusted OIBDA	$215	$193	11%	11%	$366	$400	(9)%	(5)%

Second-Quarter 2021
•Total International Networks revenues increased 40% to $1,093 million, or 31% ex-FX, compared to the prior year quarter.
–Advertising revenue increased 88%, or 70% ex-FX, primarily driven by improved overall performance in all regions as advertising markets continued to recover from the impact of COVID-19.
–Distribution revenue increased 11%, or 6% ex-FX, primarily due to higher Next Generation Revenues driven by discovery+ subscriber growth, partially offset by lower contractual affiliate rates in some European markets.

•Total operating expenses increased 49% to $878 million, or 37% ex-FX, compared to the prior year quarter.
–Costs of revenues increased 65%, or 51% ex-FX, primarily due to European sporting events and leagues returning to a more normalized schedule and higher content investment to support discovery+.
–SG&A increased 22%, or 14% ex-FX, primarily due to higher marketing-related expenses and personnel costs to support discovery+.

•Adjusted OIBDA increased 11% to $215 million, and increased 11% ex-FX.

Free Cash Flow
Second quarter 2021 cash provided by operating activities decreased to $834 million from $991 million in the prior year quarter. Free cash flow decreased to $757 million from $879 million, primarily attributable to higher content spend reflecting our direct-to-consumer investments, as well as the return to normal content production levels, partially offset by strong working capital.

Other
In June 2021, the Company completed the sale of its Great American Country linear network and recorded a pre-tax gain of $76 million, or $0.09 per diluted share on an after-tax basis on the transaction. Additionally, the Company recorded a pre-tax gain of $82 million, or $0.09 per diluted share on an after-tax basis, related to a fair value adjustment for Sharecare.

2021 Outlook(11)
Discovery may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below.

Earnings Conference Call Information
Discovery will host a conference call today, August 3, 2021 at 8:00 a.m. ET, to discuss its second quarter 2021 results. To listen to the audio webcast of the earnings call, please visit the Investor Relations section of the Corporate website at https://corporate.discovery.com/.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in its 2020 Annual Report on Form 10-K filed with the SEC on February 22, 2021 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, expected to be filed on or before August 9, 2021.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, changes in the pay-TV ecosystem, the timing and effects of its pending transaction with AT&T Inc. and WarnerMedia and related transactions, and the impact of COVID-19. Actual results may differ materially from the results predicted due to risks and uncertainties, including the Company’s ability to complete, integrate, maintain and obtain the anticipated benefits and synergies from its proposed transaction to combine the Company's business with AT&T's WarnerMedia. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules for reconciliations to the most comparable GAAP measures.

About Discovery
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as discovery+, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the multi-platform JV with Chip and Joanna Gaines, Magnolia Network, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

Contacts

Media	Investor Relations
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

Peter Lee (212) 548-5907
peter_lee@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Advertising	$1,637	$1,273	$3,052	$2,675
Distribution	1,368	1,225	2,678	2,448
Other	57	43	124	101
Total revenues	3,062	2,541	5,854	5,224
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	1,055	810	2,024	1,728
Selling, general and administrative	952	635	2,003	1,280
Depreciation and amortization	341	334	702	660
Impairment of goodwill and other intangible assets	—	38	—	38
Restructuring and other charges	7	7	22	22
Gain on disposition	(72)	—	(72)	—
Total costs and expenses	2,283	1,824	4,679	3,728
Operating income	779	717	1,175	1,496
Interest expense, net	(157)	(161)	(320)	(324)
Loss on extinguishment of debt	(1)	(71)	(4)	(71)
Loss from equity investees, net	(7)	(23)	(11)	(44)
Other income (expense), net	106	(6)	177	(64)
Income before income taxes	720	456	1,017	993
Income tax expense	(2)	(156)	(108)	(286)
Net income	718	300	909	707
Net income attributable to noncontrolling interests	(38)	(25)	(84)	(53)
Net income attributable to redeemable noncontrolling interests	(8)	(4)	(13)	(6)
Net income available to Discovery, Inc.	$672	$271	$812	$648
Net income per share available to Discovery, Inc. Series A, B and C common stockholders:
Basic	$1.02	$0.40	$1.23	$0.96
Diluted	$1.01	$0.40	$1.22	$0.95
Weighted average shares outstanding:
Basic	506	508	501	513
Diluted	664	674	666	680

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,834	$2,091
Receivables, net	2,657	2,537
Content rights and prepaid license fees, net	653	532
Prepaid expenses and other current assets	584	970
Total current assets	6,728	6,130
Noncurrent content rights, net	3,606	3,439
Property and equipment, net	1,239	1,206
Goodwill	13,013	13,070
Intangible assets, net	7,075	7,640
Other noncurrent assets	2,911	2,602
Total assets	$34,572	$34,087
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,174	$2,190
Deferred revenues	806	557
Current portion of debt	585	335
Total current liabilities	3,565	3,082
Noncurrent portion of debt	14,462	15,069
Deferred income taxes	1,447	1,534
Other noncurrent liabilities	1,790	2,019
Total liabilities	21,264	21,704
Commitments and contingencies
Redeemable noncontrolling interests	357	383
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized; 4 and 5 shares issued and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 170 and 163 shares issued; and 169 and 162 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 559 and 547 shares issued; and 330 and 318 shares outstanding	5	5
Additional paid-in capital	11,000	10,809
Treasury stock, at cost: 230 shares	(8,244)	(8,244)
Retained earnings	9,360	8,543
Accumulated other comprehensive loss	(585)	(651)
Total Discovery, Inc. stockholders' equity	11,538	10,464
Noncontrolling interests	1,413	1,536
Total equity	12,951	12,000
Total liabilities and equity	$34,572	$34,087

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended June 30,
	2021	2020
Operating Activities
Net income	909	707
Adjustments to reconcile net income to cash provided by operating activities:
Content rights amortization and impairment	1,516	1,355
Depreciation and amortization	702	660
Deferred income taxes	(242)	(188)
Share-based compensation expense	95	30
Gain on sale of investments	(20)	—
Equity in losses of equity method investee companies, including cash distributions	38	71
Loss on extinguishment of debt	4	71
Impairment of goodwill and other intangible assets	—	38
Gain on disposition	(72)	—
Other, net	(104)	42
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	(141)	122
Content rights and payables, net	(1,701)	(1,386)
Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities	41	(174)
Foreign currency, prepaid expenses and other assets, net	78	(22)
Cash provided by operating activities	1,103	1,326
Investing Activities
Purchases of property and equipment	(167)	(217)
Proceeds from sales and maturities of investments	348	65
Investments in and advances to equity investments	(105)	(81)
Other investing activities, net	120	79
Cash provided by (used in) investing activities	196	(154)
Financing Activities
Principal repayments of debt, including premiums to par value and discount payment	(339)	(2,164)
Borrowings from debt, net of discount and issuance costs	—	1,979
Distributions to noncontrolling interests and redeemable noncontrolling interests	(213)	(202)
Repurchases of stock	—	(527)
Purchase of redeemable noncontrolling interests	(31)	—
Principal repayments of revolving credit facility	—	(500)
Borrowings under revolving credit facility	—	500
Other financing activities, net	45	(84)
Cash used in financing activities	(538)	(998)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(49)	12
Net change in cash, cash equivalents, and restricted cash	712	186
Cash, cash equivalents, and restricted cash, beginning of period	2,122	1,552
Cash, cash equivalents, and restricted cash, end of period	$2,834	$1,738

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended June 30, 2021
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$672
Net income attributable to redeemable noncontrolling interests				8
Net income attributable to noncontrolling interests				38
Income tax expense				2
Other income, net				(106)
Loss from equity investees, net				7
Loss on extinguishment of debt				1
Interest expense, net				157
Operating income (loss)	$904	$116	$(241)	$779
Depreciation and amortization	225	87	29	341
Employee share-based compensation	(1)	—	28	27
Restructuring and other charges	1	5	1	7
Transaction and integration costs	—	—	35	35
Inter-segment eliminations	(2)	2	—	—
(Gain) loss on disposition	(77)	5	$—	(72)
Adjusted OIBDA	$1,050	$215	$(148)	$1,117

	Three Months Ended June 30, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$271
Net income attributable to redeemable noncontrolling interests				4
Net income attributable to noncontrolling interests				25
Income tax expense				156
Other expense, net				6
Loss from equity investees, net				23
Loss on extinguishment of debt				71
Interest expense, net				161
Operating income (loss)	$836	$68	$(187)	$717
Depreciation and amortization	225	84	25	334
Impairment of goodwill and other intangible assets	—	38	—	38
Employee share-based compensation	—	—	31	31
Restructuring and other charges	—	3	4	7
Inter-segment eliminations	1	—	(1)	—
Adjusted OIBDA	$1,062	$193	$(128)	$1,127

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Six Months Ended June 30, 2021
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$812
Net income attributable to redeemable noncontrolling interests				13
Net income attributable to noncontrolling interests				84
Income tax expense				108
Other income, net				(177)
Loss from equity investees, net				11
Loss on extinguishment of debt				4
Interest expense, net				320
Operating income (loss)	$1,503	$144	$(472)	$1,175
Depreciation and amortization	449	191	62	702
Employee share-based compensation	(1)	—	89	88
Restructuring and other charges	1	20	1	22
Transaction and integration costs	—	4	35	39
Inter-segment eliminations	(2)	2	—	—
(Gain) loss on disposition	(77)	5	—	(72)
Adjusted OIBDA	$1,873	$366	$(285)	$1,954

	Six Months Ended June 30, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$648
Net income attributable to redeemable noncontrolling interests				6
Net income attributable to noncontrolling interests				53
Income tax expense				286
Other expense, net				64
Loss from equity investees, net				44
Loss on extinguishment of debt				71
Interest expense, net				324
Operating income (loss)	$1,613	$192	$(309)	$1,496
Depreciation and amortization	451	166	43	660
Impairment of goodwill and other intangible assets	—	38	—	38
Employee share-based compensation	—	—	24	24
Restructuring and other charges	12	4	6	22
Inter-segment eliminations	2	—	(2)	—
Adjusted OIBDA	$2,078	$400	$(238)	$2,240

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Cash provided by operating activities	$834	$991	$(157)	(16)%	$1,103	$1,326	$(223)	(17)%
Purchases of property and equipment	(77)	(112)	35	31%	(167)	(217)	50	23%
Free cash flow	$757	$879	$(122)	(14)%	$936	$1,109	$(173)	(16)%

Definitions and Sources
(1) Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2021 Baseline Rate”), and the prior year amounts translated at the same 2021 Baseline Rate.

In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

(2) Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects: The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction and integration costs, and (viii) other items impacting comparability.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses.

The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and acquisition and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. Refer to the comments in footnote 1 for the methodology used to calculate growth rates excluding foreign currency effects.

(3) Free Cash Flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders.

(4) Financial Highlights Table: This table presents a selection of the Company's financial results. Because the table as shown excludes the "Corporate, Inter-segment Eliminations, and Other" operating segment, the row "Total Adjusted OIBDA" will not foot as presented in the table.

(5) Direct-to-Consumer (DTC) Definitions:
Next Generation Revenues: Subscription and advertising revenues generated from the Company's DTC products, as well as revenues from our TV Everywhere, GO applications and other digital properties.

Direct-to-Consumer Subscriber: A subscription is 1) a subscription to a direct-to-consumer product for which we have recognized subscription revenue from a direct-to-consumer platform; 2) a subscription received through wholesale arrangements in which we receive a fee for the distribution of our direct-to-consumer platforms, as well as subscriptions provided directly or through third-party platforms; and 3) a subscription recognized by certain joint venture partners and affiliated parties. We may refer to the aggregate number of subscriptions across our direct-to-consumer services as subscribers. A subscriber is only counted if they are on a paying status and excludes users on free trials.

(6) Source: Total audience measurement among all individuals. Average viewing audiences is defined as the average number of viewers watching a channel or program at any moment of its duration. The change in viewing audiences is calculated by adjusting the prior year to include any newly acquired channels. Prior year excludes Russia.

(7) Source: Nielsen, Q2 2021 (3/29-6/27/21), Prime (8pm-11pm) & Total Day (Mon-Sun 6am-6am), Live+7, Duration-Weighted Delivery: “Most Watched”. Key demographics include: Persons 2+, Households, Adults/Men/Women 18+, Adults/Women 25-54, and Women 18-49. Some networks may include Out-of-Home measurement, effective 8/31/20.

(8) Source: Nielsen, Q2 2021 (3/29-6/27/21), Total Day (Mon-Sun 6am-6am), Live+7 time-period data, 6-minute qualifier, Women 25-54, average time spent is 44 hours, total TV claim excludes media companies with less than 10 million Women 25-54 reach. Some networks may include Out-of-Home measurement, effective 8/31/20.

(9) Source: Nielsen, Q2 2021 (3/29-6/27/21), Total Day (Mon-Sun 6am-6am), Live+7 program-based data (000s), Women 25-54, excl. breakouts and nets with less than 50% duration per day. Some networks may include Out-of-Home measurement, effective 8/31/20.

(10) SG&A Expenses: Selling, general and administrative expenses exclude employee share-based compensation and third-party transaction and integration costs.

(11) 2021 Outlook: Discovery does not expect to be able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures.

Source: Discovery, Inc.